WARRANT AGREEMENT


                        SPONGETECH DELIVERY SYSTEMS, INC.


                                       AND


                     OLDE MONMOUTH STOCK TRANSFER CO., INC.


                                  WARRANT AGENT








June 11, 2003

                                WARRANT AGREEMENT

     THIS AGREEMENT dated as of June 11, 2003, between Spongetech Delivery Systems, Inc., (the "Company"), and Olde Monmouth Stock Transfer Group, Inc., a securities transfer agency (the "Warrant Agent") (collectively, the "Parties" and individually a "Party").

     WHEREAS,  the  Company  has sold  3,000,000  warrants  under Rule 504 under
Section 3(b) to the Securities Act of 1933, as amended (the "1933 Act") to Colebrook, Inc., divided into three classes: "A," "B" and "C" and

     WHEREAS, the Company desires to provide for the issuance, registration, transfer, exchange and exercise of the Warrants and for the exercise of the Warrants.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants, and the respective rights and obligations thereunder of the Company, the registered holders of the Warrant Certificates and the Warrant Agent, the Parties agree as follows:

1.   Definitions
     -----------

     As used herein:

(a) "Common Stock" shall mean common stock of the Company, whether now or hereafter authorized, holders of which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage;

(b) "Corporate Office" shall mean the place of business of the Warrant Agent (or any successor) which office is presently located at 200 Memorial Parkway, Atlantic Highlands New Jersey 07716;

(d)  "Exercise Date" shall mean the date of exercise of the Warrants;

(e) "Exercise Period" shall mean the period commencing the latter of the date of effectiveness of a registration statement to be filed with the Securities and Exchange Commission relating to the resale of the shares underlying the Warrants by the Registered Owner (the "Registration Statement") or the commencement of trading of the Company's shares of common stock on a public exchange or market (the "Commencement Date") and extending to and through the Expiration Date. Exercise of the Warrants shall be suspended during any period in which the effectiveness of the Registration Statement or trading of the underlying shares of common stock is suspended;

(f) "Exercise Price" shall mean for Class "A" - $.50 per share; Class "B" - $.75 per share; Class "C" - $1.00 per share;

(g) "Expiration Date" shall mean 5:00 P.M. Eastern Time for Class "A" - three months from the Commencement Date; for Class "B" - six months from the Commencement Date; and for Class "C" - nine months from the Commencement Date;

(i)  "Registered Owner" shall mean Colebrook, Inc.;

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(k)  "Warrant  Agent" shall mean Olde Monmouth  Stock  Transfer Co., Inc. or any successor, as the transfer agent and registrar of the Warrants;

(l) "Warrant Shares" shall mean and include up to 3,000,000 authorized and unissued shares of Common Stock reserved for issuance on exercise of the Warrants, and unless otherwise noted, and any additional shares of Common Stock or other property which may hereafter be issuable or deliverable on exercise of the Warrants.

2.   Warrants and Issuance of Warrant Certificates
     ---------------------------------------------

     Each Warrant shall initially entitle the Registered Owner of a Warrant Certificate representing Warrants to purchase one share of Common Stock on the exercise of each Warrant, subject to modification and adjustment as hereinafter provided. Warrant Certificates representing 3,000,000 Warrants and evidencing the right to purchase an aggregate of 3,000,000 shares of Common Stock of the Company shall be executed by the proper officers of the Company. The Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

3.   Form and Execution of Warrant Certificates
     ------------------------------------------

     The Warrant Certificates, for Class "A," "B" and "C" warrants shall be substantially in the form attached as Exhibit "A" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement. The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

     The Warrant Certificates shall be executed on behalf of the Company by its duly authorized officers, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. In the event the Warrant Certificates bear facsimile signatures of the Company's officers, they shall also be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

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4.   Exercise
     --------

     No issuance of Warrant Shares shall be made unless there is an effective registration statement under the 1933 Act, and registration or qualification of the Warrant Shares, or an exemption therefrom, has been obtained from state or other regulatory authorities in the jurisdiction in which such Warrant Shares are sold. The Company may be required to deliver a prospectus that satisfies the requirements of the with delivery of the Warrant Shares and must have a registration statement (or a post-effective amendment to an existing registration statement) effective under the 1933 Act in order for the Company to comply with any such prospectus delivery requirements. The Company will advise the Warrant Agent of the status of any such registration statement under the 1933 Act and of the effectiveness of the Company's registration statement or lapse of effectiveness. The Company will provide to the Warrant Agent written confirmation of all such registration or qualification, or an exemption therefrom, when requested by the Warrant Agent.

     The exercise of Warrants in accordance with this Agreement shall only be permitted during the Exercise Period.

     Warrants shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date. The exercise form shall be executed by the Registered Owner thereof or the Registered Owner's attorney duly authorized in writing and shall be delivered together with payment to the Company in cash or by official bank or certified check, of an amount in lawful money of the United States of America. Such payment shall be in an amount equal to the Exercise Price as hereinabove defined. The Company shall redeliver, as soon as possible, the certificate representing the Warrant and exercise form to the Warrant Agent.

     The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the Registered Owner of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interests in Warrant Shares. If Warrants represented by more than one Warrant Certificate shall be exercised at one time by the same Registered Owner, the number of full Warrant Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full Warrant Shares issuable on such exercise.

     As soon as practicable on or after the Exercise Date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares deliverable on exercise of any Warrant. The Warrant Agent shall promptly notify the Company in writing of any exercise. The Warrant Agent shall not deliver any Warrant Shares until it has received from the Company in writing verification that the aggregate exercise price for the Warrant Shares has been paid in full to the Company and has cleared. Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall issue share certificates representing the number of Warrant Shares purchased by the Registered Owner.

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     Expenses incurred by the Warrant Agent, including administrative costs, and the standard fees imposed by the Warrant Agent for the Warrant Agent's services, shall be paid by the Company and shall be deducted from the Escrow Account prior to distribution of funds to the Company.

     The Warrant Agent shall render to the Company, at the completion of the Exercise Period, a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of Warrant Shares issued and all expenses incurred by the Warrant Agent.

5.   Reservation of Shares and Payment of Taxes
     ------------------------------------------

     The Company covenants that it will at all times reserve and have available from its authorized shares of Common Stock such number of Warrant Shares as shall then be issuable on exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issuable shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

6.   Adjustment of Exercise Price and Shares
     ---------------------------------------

     If at any time prior to the expiration of the Warrants by their terms or by exercise, the Company increases or decreases the number of its issued and outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares of Common Stock, the number of Warrants and the exercise price of the Warrants will be adjusted accordingly.

7.   Duties, Compensation and Termination of Warrant Agent
     -----------------------------------------------------

     The  Warrant  Agent  shall  act  hereunder  as agent  and in a  ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Stock Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrants represented thereby or of the Warrant Shares or other property delivered on exercise of any Warrant. The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustment.

     The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper Party or Parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

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

     The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by an officer of the Company. The Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

     The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

     The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) on 30 days' prior written notice to the other Party. Upon notice by the Company to the Warrant Agent, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Owner. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Owner of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent shall have its principal office in the United States.

8.   Modification of Agreement
     -------------------------

     The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained. Additionally, the Parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the Registered Owner; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Owner of the Warrants. Additionally, no change in the number or nature of the shares purchasable on exercise of a Warrant or the Exercise Price therefor shall be made without the consent in writing of the Registered Owner, other than such changes as are specifically prescribed by this Agreement.

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9.   Notices
     -------

     All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to:

in the case of the Company:

                  Spongetech Delivery Systems, Inc.
                  Sunset Industrial Park
                  50 20th Street
                  Brooklyn, New York 11232

                  and in the case of the Warrant Agent:

                  Olde Monmouth Stock Transfer Co., Inc.
                  200 Memorial Parkway
                  Atlantic Highlands, New Jersey 07716

and, if requested by the Company to the Registered Owner of a Warrant Certificate, at the address of such Registered Owner as set forth on the books maintained by the Warrant Agent.

10.  Persons Benefiting
     ------------------

     This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the Registered Owners and beneficial owners from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

11.  Further Instruments
     -------------------

     The Parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

12.  Severability
     ------------

     If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

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13.  Waiver
     ------

     All the rights and remedies of either Party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either Party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any Party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other action or occurrence.

14.  General Provisions
     ------------------

     This Agreement shall be construed and enforced in accordance with, and governed by, the local laws of the State of New Jersey. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the Party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above stated.


                             THE COMPANY:

                             SPONGETECH DELIVERY SYSTEMS, INC.

                             By: /s/Michael Metter
                                 -----------------------
                                 Name: Michael Metter
                                 Title: President


                             THE WARRANT AGENT:

                             OLDE MONMOUTH STOCK TRANSFER CO., INC.

                             By: /s/Chris Troster
                                 ----------------------
                                 Name: Chris Troster
                                 Title: President


Agreed to as of the date first above written:

COLEBROOK, INC.
Registered Owner

By: /s/Gerald Rehrer
   ------------------------
    Gerald Rehrer
    President

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